EXHIBIT 99.3

Luna Innovations Acquires General Photonics,
A Leader in Characterization and Control of Light for Photonics Applications
Acquisition will accelerate growth in Luna’s communications test segment

(ROANOKE, VA, March 4, 2019) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced fiber optic-based technology, today announced that it has acquired General Photonics Corporation, a Chino, California-based leading provider of innovative components, modules and test equipment focused on the generation, measurement and control of polarized light critical in fiber optic-based applications. The purchase price was $20 million, which includes a potential $1 million earnout payment. General Photonics provides customers with advanced technological solutions across a variety of industries, including those within Luna’s strategic markets.

General Photonics’ component and module product lines are an ideal addition to Luna’s overall product portfolio. Its polarization measurement instruments are highly complementary to Luna’s industry-leading line of optical measurement tools. Integrated into Luna’s Lightwave division, General Photonics’ product portfolio will add both breadth and depth to Luna’s offering, and facilitate greater penetration within Luna’s target customer base. In addition, several of Luna’s instruments already incorporate General Photonics’ products, creating vertical integration synergies.

“We are excited to announce the acquisition of General Photonics, another step in the execution of our core strategy. This acquisition brings a highly complementary product portfolio to the capabilities of Luna’s communications test products,” said Scott Graeff, President and Chief Executive Officer of Luna. “We intend to drive a quick and smooth integration as both company’s products are built on similar electronics, optics and software platforms for high-precision measurement and control of light. This deal further demonstrates our commitment to use capital prudently for transactions that are quickly accretive to our earnings, and it is consistent with our previously stated goal to drive long-term value.”

Vice President and General Manager of Luna’s Lightwave Division, Brian Soller, Ph.D., said, “We have created a broader, stronger product portfolio that is centered around what we do best: measure and manage light in optical fiber. The complementary nature of our combined product lines will allow Luna to leverage existing channels to market and provide solutions across more of the value chain in our key target markets. We are now in a better position to service our customers’ measurement needs in a rapidly evolving market, where the need for high-quality measurement and control of light is growing.”

“The combination of Luna and General Photonics clearly strengthens both companies and creates greater opportunities to increase value for our customers,” said Steve Yao, Chief Executive Officer, President and Founder of General Photonics. “I can’t think of a better place for my company to continue the success we’ve created. And with access to the incremental engineering and sales resources available at Luna, we will be able to further accelerate our growth.”

Conference Call Information
Luna will discuss this announcement on a previously announced fourth-quarter and year-end fiscal 2018 conference call at 8:30 am (EST) today. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 8384348. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna
Luna Innovations, Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna’s expectations regarding the expected benefits of the acquisition, including the ability of the acquisition to accelerate the company’s growth, the integration of General Photonics’ products into Luna’s product lines, the ability to better deliver value to customers and address their needs and the company’s business strategies. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, uncertainties regarding integration of the companies’ respective employee bases, service offerings and business operations, potential adverse reactions or uncertainties regarding the acquisition among the companies’ customers, potential unknown liabilities and unforeseen expenses associated with the acquisition, potential performance shortfalls as a result of the diversion of management’s attention caused by completing the acquisition and integrating the companies’ operations and other risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Investor Contacts:
Jane Bomba                        Sally J. Curley
Luna Innovations Incorporated                Luna Innovations Incorporated
Phone: 303-829-1211                    614-530-3002
Email: IR@lunainc.com                    IR@lunainc.com

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